Exhibit 99.1

Covetrus Appoints Sandi Peterson to its Board of Directors

Peterson, who currently serves as an operating partner at Clayton, Dubilier & Rice, brings a wealth of global healthcare and consumer experience to the company’s board

PORTLAND, Maine - June 11, 2020 - Covetrus™ (NASDAQ: CVET), a global leader in animal-health technology and services, announced today that Sandra E. Peterson has been appointed to the company’s board of directors. The appointment increases the number of directors serving on the Covetrus board to ten.

“Sandi’s wealth of experience in large, global businesses that span the intersection of healthcare, consumer and technology makes her the perfect addition to the Covetrus board," said Philip A. Laskawy, Covetrus chairman of the board. “We welcome her perspective and experience in driving operational improvement during periods of transformation as Covetrus continues to execute against its strategic growth objectives and create shareholder value.”

Ms. Peterson has had a long and successful career of driving growth, operational improvement and innovation across global healthcare and consumer businesses. This includes executive roles at Johnson & Johnson, where she was group worldwide chairman, led the consumer and medical devices businesses and was responsible for the corporation’s global supply chain, technology strategy and infrastructure, and at Bayer, where she held numerous positions including the CEO of Bayer CropScience AG, CEO of Bayer Medical Care and president of Bayer HealthCare AG’s Diabetes Care Division. She started her career at McKinsey and has held executive positions at Medco Health Solutions, Nabisco, and Whirlpool. Currently, she is an operating partner at CD&R, a leading private investment firm, is a member of the Microsoft Board of Directors and is on the board of trustees of the Institute for Advanced Study and the American Academy in Berlin. She has appeared on Fortune magazine’s list of most powerful women numerous times and was featured on the magazine’s inaugural list of leaders changing healthcare.

“Covetrus plays an integral role in the attractive global animal-health market and I am excited for the opportunity to leverage my experience to provide additional perspectives and insights as the company continues to transform its business at an accelerated pace," said Sandi Peterson. "I look forward to being a part of the board and working with the management team to help drive further operational excellence and shareholder value creation.”

Ms. Peterson holds an M.P.A. in applied economics from Princeton University and a B.A. in government from Cornell University.

About Covetrus
Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We are bringing together products, services, and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine with more than 5,500 employees serving over 100,000 customers around the globe. For more information about Covetrus visit https://covetrus.com/.

Forward-Looking Statements
This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties, including statements about our plans, objectives, expectations, and intentions. Such statements are subject to numerous risks and uncertainties. Factors that could adversely affect our business and prospects are set forth in our public filings with the Securities and Exchange Commission. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Exhibit 99.1

Contacts
Nicholas Jansen | Investor Relations
207-550-8106 | nicholas.jansen@covetrus.com

Kiní Schoop | Public Relations
207-550-8018 | kini.schoop@covetrus.com

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